PFF BANCORP TO PRESENT AT THE
WALL STREET TRANSCRIPT INVESTING IN THE
BANKING INDUSTRY CONFERENCE

POMONA, Calif.--(Business Wire) -- February 20, 2004 --PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust, will be presenting at the Wall Street Transcript Investing in the Banking Industry Conference in New York on Tuesday, February 24, at 11:20 a.m. EST.   After the presentation, a copy of the slide show will be posted to the Investor Relations portion of the PFF Bank & Trust website at www.pffbank.com.

Contact:  Gregory C. Talbott, Executive Vice President/CFO, PFF Bancorp, Inc., 350 So. Garey Ave., Pomona, CA  91766 (909) 623-2323.